UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 8, 2013

ENTEGRIS, INC.

(Exact name of registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Entegris, Inc. held its 2013 Annual Meeting of Stockholders on May 8, 2013 (the “Annual Meeting”). As of the record date for the Annual Meeting, March 22, 2013, 139,560,475 shares of the Registrant’s Common Stock were issued and outstanding and entitled to vote on the matters presented at the Annual Meeting. Holders of 129,537,650 shares of our Common Stock, or 92.82% of the outstanding shares entitled to be cast at the Annual Meeting, which constituted a quorum, were represented at the Annual Meeting in person or by proxy. The following are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in Entegris’ 2013 Proxy Statement, filed with the Commission on April 5, 2013.

1.	Votes regarding the persons elected to serve as directors for a term expiring in 2014 were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Michael A. Bradley	113,759,692	6,354,765	26,639	9,396,554
Marvin D. Burkett	114,312,381	5,801,302	27,413	9,396,554
R. Nicholas Burns	114,847,833	5,264,390	28,873	9,396,554
Daniel W. Christman	114,895,091	5,218,217	27,788	9,396,554
Bertrand Loy	119,216,261	896,164	28,671	9,396,554
Roger D. McDaniel	114,341,136	5,771,518	28,442	9,396,554
Paul L.H. Olson	114,784,498	5,327,141	29,457	9,396,554
Brian F. Sullivan	114,164,400	5,938,153	38,543	9,396,554

2.	The appointment of KPMG LLP as our independent registered public accounting firm for 2013 was ratified. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
120,095,978	9,152,281	289,391

3.	Advisory vote on Executive Compensation. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
109,003,295	10,521,887	615,914	9,396,554

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: May 9, 2013	By	/s/ Peter W. Walcott
Peter W. Walcott,
Senior Vice President & General Counsel